UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 11, 2012, India Globalization Capital, Inc. (the “Company”) received notice from the NYSE MKT LLC (the “Exchange”) stating that the Staff has determined that the Company’s has not paid the outstanding listing fees balance for a substantial period of time and, pursuant to Section 1003(f)(iv) of the Company guide, the Company’s continued listing is predicated on it submitting all unpaid listing fees due to the Exchange by January 10, 2013.

As a consequence of the Company falling below listing standards, the Company, will continue to be included in a list of issuers that are not in compliance with the Exchange’s continued listing standards and will remain subject to the indicator .BC to denote its noncompliance. Both the website posting and the indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2012, the Company issued a press release announcing the non-compliance.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

            See the Exhibit Index attached hereto.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: December 14, 2012	By:	/s/ John Selvaraj
John Selvaraj
Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 14, 2012.